           Addendum to AGREEMENT AND PLAN OF ACQUISITION

                         by and among

              LIVESTAR Entertainment Group, Inc.
                     a Nevada corporation,


                   1485684 Ontario Limited
                   an Ontario corporation,

                            and

                     Mr. Terrance Lall
                       an individual.





               Effective as of August 5, 2003


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     THIS is an addendum dated August 5, 2003 to the AGREEMENT
AND PLAN OF ACQUISITION dated July 29, 2003 by and among
LIVESTAR  Entertainment Group Inc., a Nevada corporation
(?LIVESTAR?), 1485684 Ontario Limited, an Ontario corporation doing business as The Sequel Nightclub (?Sequel?), and Mr. Terrance Lall, an individual (?Mr. Lall?) (the ?Agreement?).


   1.  Section 3.2 of the Agreement is hereby amended by adding to
       Section 3.2 the following provisions. Any conflict between these provisions and the language of Section 3.2 set forth in the Agreement shall be resolved in favor of the language in this Addendum.

In the event LIVESTAR does not complete the Cash Consideration payment by the Closing Date, but makes a minimum payment of $120,000 USD, Mr. Lall shall have the option in his sole discretion, to amend the payment terms in the form of a Note that will extend the due date for payment of the balance outstanding of the Cash Consideration. This Note will be secured with the Sequel Shares as referred to in Section
3.3 of the Agreement, along with a registered Personal Property Security Agreement (P.P.S.A).

   2. This addendum does not alter LIVESTAR?s responsibilities under Sections 3.4, 3.6, 4.1 and 4.2 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to the Agreement to be executed and entered into as of the date first above written.

LIVESTAR Entertainment Group, Inc., a
Nevada corporation


By: /s/ Ray Hawkins
     ----------------------------
     Ray Hawkins
Its:  CEO


1485684 Ontario Limited,  an Ontario
corporation



By:  /s/  Terrance Lall
     -----------------------------
     Terrance Lall
Its:  CEO



/s/ Terrance Lall
--------------------------------
Terrance Lall, Individual